UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 12, 2009
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	0-26407 (Commission File Number)	85-0212139 (IRS Employer Identification No.)

1 West Wetmore Road, Suite 203 Tucson, Arizona (Address of principal executive offices)	85705 (Zip Code)

520-292-0266
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item	Description
5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
9.01	Financial Statements and Exhibits

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Operating Officer

The Board of Directors of Nord Resources Corporation (the "Corporation") has appointed Randy Davenport as Chief Operating Officer and Vice President effective as of January 12, 2009. Mr. Davenport is succeeding Erland (Andy) A. Anderson, who is retiring, but has agreed to remain with the Corporation as a consultant during a transitional period.

As a result of the foregoing changes, the following persons comprise the current officers of the Corporation:

Name	Age	Current Office with Nord Resources Corporation
Ronald A. Hirsch	64	Chairman of the Board
John T. Perry	42	President and Chief Executive Officer
Wayne M. Morrison	51	Vice President and Chief Financial Officer, Secretary and Treasurer
Randy L. Davenport	53	Vice President and Chief Operating Officer

The Corporation's officers are appointed annually by the Board of Directors.

Business Background

Prior to joining the Corporation, Mr. Davenport held the position of Vice President, Resource Development, Freeport-McMorRan Copper & Gold Inc. In addition, he had previously held a number of senior positions during two decades with Phelps Dodge Corporation, then the world's second-largest copper producer, which was acquired by Freeport-McMorRan in 2007.

In his career at Phelps Dodge, Mr. Davenport's responsibilities included managing large copper mining operations, overseeing major mining construction projects, several feasibility and scoping studies, and directing the expansion of established operations and the start-up of green-field projects and acquisitions. Mr. Davenport's career at Phelps Dodge also included five years as President of Sociedad Minera Cerro Verde, a Phelps Dodge subsidiary which owned and operated an open-pit copper mine in Arequipa, Peru, that included a fully integrated mining and solvent extraction electrowinning facility, the same process that the Corporation is using at its Johnson Camp Mine.

Mr. Davenport has a Bachelor of Science degree in Mining Engineering from the University of Idaho and has served in the U.S. Marine Corps and the Army National Guard.

Terms of Employment

The Corporation and Mr. Davenport have entered into a letter agreement dated January 12, 2009 (the "Letter Agreement") whereby Mr. Davenport was offered the position of Chief Operating Officer and Vice President, effective January 12, 2009.

Pursuant to the terms of the Letter Agreement, Mr. Davenport is entitled to a salary of $230,000 per annum. In addition. Mr. Davenport was granted 500,000 stock options on January 12, 2009 pursuant to the Corporation's 2006 Stock Inventive Plan. These stock options vest as to 166,667 on April 12, 2009, 166,667 on January 12, 2010 and 166,666 on January 12, 2011. The stock options have an exercise price of $0.205 per share and expire on January 12, 2014.

The Letter Agreement also provides that Mr. Davenport will receive all customary benefits from the Corporation (including health care benefits, 401-K and 3 weeks of vacation annually), and that he will also be eligible for participation in bonus plans as implemented by the Board of Directors at a target level of 50% of his salary.

The Corporation and Mr. Davenport will enter into a formal executive employment agreement on these terms, for a term of at least three years, upon confirmation of his acceptability of as an executive officer from the Toronto Stock Exchange. The Letter Agreement provides that, among other provisions, the formal executive employment agreement will include a provision stating that, in the event Mr. Davenport's employment is terminated by the Corporation without cause, he will be entitled to continuation of his base salary for twelve (12) months.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits
Exhibit No.	Exhibit
99.1	News release dated January 14, 2009*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NORD RESOURCES CORPORATION
DATE: January 14, 2009	By: /s/ Wayne Morrison Wayne Morrison Vice President and Chief Financial Officer